UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Oceangate, Suite 100, Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2012, Sally K. Richardson, 79, announced her retirement as a director of the Company. Ms. Richardson is retiring solely for personal reasons, and not as the result of or in connection with any disagreement with the Company or its officers, including any matter relating to the Company’s business operations, financial statements, policies, or practices.

At the time of her retirement, Ms. Richardson was serving as a Class II director whose term would expire at the Company’s 2013 annual meeting of stockholders, and as the Chairwoman of the Board’s Compliance Committee. Ms. Richardson was also a member of the Corporate Governance and Nominating Committee and the Compensation Committee.

In connection with Ms. Richardson’s retirement and in recognition of her decade of service to the Company as a director, the Board has approved a one-time cash payment to Ms. Richardson in the amount of $350,000.

Effective June 28, 2012, upon the recommendation of the Corporate Governance and Nominating Committee, the Board appointed Garrey E. Carruthers, currently a Class I director of the Company, as Chairman of the Compliance Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: July 3, 2012	By: /s/ Jeff D. Barlow
Jeff D. Barlow Sr. Vice President – General Counsel, and Secretary